UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

200 Vesey Street, World Financial Center
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 1, 2009, we entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the underwriters named therein, for the issuance and sale of 19,801,981 shares of our common stock, par value $0.20 per share (the “Common Stock”), at a price to the public of $25.25 per share, pursuant to a Prospectus Supplement dated June 1, 2009 to the Prospectus dated October 16, 2006, filed as part of our Registration Statement on Form S-3 (Registration No. 333-138032). Pursuant to the Underwriting Agreement, we granted the underwriters a 30-day option to purchase an additional 2,970,296 shares of Common Stock.

The preceding is a summary of the terms of the Underwriting Agreement and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.0, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.0	Underwriting Agreement between the Registrant and Goldman, Sachs & Co. dated June 1, 2009

5.0	Opinion and Consent of Cleary Gottlieb Steen & Hamilton LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name:	Carol V. Schwartz
Title:	Secretary

DATE: June 5, 2009